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                                                                    EXHIBIT 99.3

                     CAL FED BANCORP INC. AND SUBSIDIARIES

                        GROSS LOANS RECEIVABLE BY INDEX

                                 JUNE 30, 1996

                                                                                                      CONSUMER
                                                                                           OTHER        AND
                                   RESIDENTIAL      MULTI-       SHOPPING     OFFICE       INCOME     BUSINESS
                                    1-4 UNITS       FAMILY       CENTERS     BUILDINGS    PROPERTY    BANKING      TOTAL
                                   -----------    -----------    --------    ---------    --------    --------    --------
                                                                    (DOLLARS IN MILLIONS)
Fixed Rate Loans:
  Fixed.........................    $   427.1      $     61.9     $  3.8      $  16.6      $ 20.7      $ 38.5     $  568.6
  3-5 Year Fixed(A).............        978.1              --         --           --          --          --        978.1
                                    ---------      ----------     ------      -------      ------      ------     --------
Subtotal Fixed..................      1,405.2            61.9        3.8         16.6        20.7        38.5      1,546.7

Adjustable Rate Loans:
COFI:
  Adjusted Monthly..............      3,076.6           811.8       48.2         87.2       242.8          --      4,266.6
  Adjusted Three Months.........           --              --         --           --          --          --           --
  Adjusted Six Months...........      1,064.5            84.1        8.3          0.3         1.0          --      1,158.2
  Adjusted Annually.............          2.3             1.5         --           --         1.7          --          5.5
  Other adjusted COFI...........          0.2            18.0         --         39.2         0.1          --         57.5
                                    ---------      ----------     ------      -------      ------      ------     --------
Subtotal COFI...................      4,143.6           915.4       56.5        126.7       245.6          --      5,487.8

Treasury Bills(B):
  Adjusted Monthly..............         91.7           116.4        4.2          6.3         5.7          --        224.3
  Adjusted Three Months.........        158.7              --         --           --          --          --        158.7
  Adjusted Six Months...........        942.2           178.4        9.2          2.4         5.1        51.8      1,189.1
  Adjusted Annually.............      1,027.7            22.9        0.8          1.9         1.2         1.1      1,055.6
  Other adjusted Treasury.......          9.1             2.0         --           --          --          --         11.1
                                    ---------      ----------     ------      -------      ------      ------     --------
Subtotal Treasury Bills.........      2,229.4           319.7       14.2         10.6        12.0        52.9      2,638.8

Prime Rate......................          0.3              --        0.3          0.5          --       128.4        129.5
LIBOR...........................          5.8              --        3.7           --          --          --          9.5
Other Adjustable................         14.0             1.4         --           --         0.5          --         15.9
                                    ---------      ----------     ------      -------      ------      ------     --------
Gross Loans Receivable..........    $ 7,798.3      $  1,298.4     $ 78.5      $ 154.4      $278.8      $219.8     $9,828.2
                                    =========      ==========     ======      =======      ======      ======     ========

- - ---------------

(A) The interest rates associated with these loans are fixed for terms of either 3 or 5 years and then convert to adjustable rate loans.

(B) The majority of these loans will reprice based upon the 1 year Treasury Constant Maturity index upon the expiration of their fixed rate terms.

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